UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2017

MidWestOne Financial Group, Inc.

(Exact name of registrant as specified in charter)

Commission File Number:  001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

102 South Clinton Street

Iowa City, Iowa  52240

(Address of principal executive offices, including zip code)

(319) 356-5800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On March 17, 2017, MidWestOne Financial Group, Inc. (the “Company”) and one of the Company’s shareholders, John M. Morrison Revocable Trust #4 (the “Trust”), entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. (the “Underwriter”) to offer and sell 2,500,000 shares (the “Shares”) of the Company’s common stock, $1.00 par value per share (the “Common Stock”), at a public offering price of $34.25 per share in an underwritten public offering (the “Offering”), consisting of 500,000 shares to be sold by the Company and 2,000,000 shares to be sold by the Trust.  The net proceeds of the Offering for the Company, after underwriting discounts and commissions on the sale of shares by the Company, but before deducting offering-related expenses, are expected to be approximately $16.44 million.  The Company will not receive any proceeds from the sale of shares by the Trust.  The Company also has granted the Underwriter a 30-day option to purchase an additional 250,000 shares of Common Stock at the public offering price, less underwriting discounts, solely to cover over-allotments, if any.

The Underwriting Agreement contains customary representations and warranties, obligations, closing conditions and termination provisions.  These representations and warranties are not representations of factual information to investors about the Company or its subsidiaries, and the sale of the Common Stock in the Offering is not a representation that there has not been any change in the condition of the Company. The Company also agreed to indemnify the Underwriter against certain liabilities arising out of or in connection with the sale of Common Stock in the Offering. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Barack Ferrazzano Kirschbaum & Nagelberg LLP, counsel to the Company, delivered an opinion as to the validity of the shares of Common Stock, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

Pursuant to the Underwriting Agreement, certain shareholders, directors and executive officers of the Company and the Trust entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 60-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.  In addition, the Underwriting Agreement provided for a 90-day “lock-up” period with respect to sales by the Company of specified securities, subject to certain exceptions.

The offer and sale of shares of Common Stock sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to two effective shelf registration statements on Form S-3 (Registration Nos. 333-207659 and 333-212229) filed with the Securities and Exchange Commission.  The offer and sale of the shares of Common Stock in the Offering are described in the Company’s prospectuses constituting a part of the Registration Statements, as supplemented by a final prospectus supplement, dated March 17, 2017.

The Offering is expected to be completed on March 22, 2017 pursuant to the terms of the Underwriting Agreement.

Item 8.01.                                                                Other Events.

Exhibits 5.1 and 23.1 to this Current Report on Form 8-K are filed herewith in connection with the Company’s effective shelf registration statements on Form S-3 (Registration Nos. 333-207659 and 333-212229) and are incorporated therein by reference.

Item 9.01.                                                                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 17, 2017, by and among MidWestOne Financial Group, Inc., John M. Morrison Revocable Trust #4 and Keefe, Bruyette & Woods, Inc.

5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP regarding the legality of the Common Stock.

23.1	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1 filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MidWestOne Financial Group, Inc.

Dated: March 21, 2017	By:	/s/ Charles N. Funk
Charles N. Funk
President and Chief Executive Officer